CONTRIBUTION AGREEMENT

                                      AMONG

                               PRIME MBC, L.L.C.,

                          MBC HOLDING COMPANY, L.L.C.,

                         MANN BERKELEY EYE CENTER, P.A.,

                            PAUL MICHAEL MANN, M.D.,

                            RALPH G. BERKELEY, M.D.,

                            MICHAEL B. CAPLAN, M.D.,

                               MARK F. MICHELETTI

                                       AND

                                 PRIME RVC, INC.

                               DATED March 1, 2000

3

043838.0000  AUSTIN 161222 v11

043838.0000  AUSTIN 161222 v11
                             CONTRIBUTION AGREEMENT

         This Contribution Agreement (this "Agreement") is entered into to be effective as of March 1, 2000 (the "Effective Time"), among Prime RVC, Inc., a Delaware corporation ("Prime"), Prime MBC, L.L.C., a Delaware limited liability company ("Newco"), MBC Holding Company, L.L.C., a Texas limited liability company ("Target Center"), Mann Berkeley Eye Center, P.A., a Texas professional association ("MBEC"), Paul Michael Mann, M.D. ("Mann"), Ralph G. Berkeley, M.D. ("Berkeley"), Michael B. Caplan, M.D. ("Caplan") and Mark F. Micheletti ("Micheletti"). Target Center, Mann, Berkeley, Caplan and Micheletti are also sometimes referred to collectively herein as the "Sellers" and individually as a "Seller". Mann, Berkeley and Caplan are also sometimes referred to collectively herein as the "Physicians" and individually as the "Physician".

         The parties hereto agree as follows:

ARTICLE I

                         AGREEMENT OF PURCHASE AND SALE

1.1 Agreement. Upon the basis of the representations and warranties, for the consideration, and subject to the terms and conditions set forth in this Agreement, (a) Prime agrees to purchase, as of the Effective Time, from Target Center, an undivided sixty percent (60%) interest in (i) the Assets (as hereinafter defined) and (ii) the business conducted using the Assets, excluding the practice of medicine in all cases (the "Business"), for $3,765,000 in cash (the "Purchase Price"), together with warrants, in substantially the form attached hereto as Exhibit A (the "Warrants"), entitling Target Center to purchase 27,000 shares of $0.01 par value common stock of Prime Medical Services, Inc., a Delaware corporation ("PMSI"); (b) Prime agrees to contribute to Newco, as of the Effective Time, the undivided sixty percent (60%) interest in the Assets and Business purchased by Prime, and will receive a sixty percent (60%) ownership interest in Newco; (c) Target Center agrees to contribute, as of the Effective Time, the remaining undivided forty percent (40%) interest in the Assets and Business to Newco. The Purchase Price will be allocated to the Assets in accordance with Schedule 1.1 attached hereto. The parties agree that:

         (y) immediately prior to the Closing, all of the outstanding membership interests of Newco shall be owned by Target Center, and, immediately after the Closing, Prime shall own sixty percent (60%) of all of the outstanding membership interests of Newco, and Target Center shall own forty percent (40%) of all of the outstanding membership interests of Newco; and

         (z) prior to the Effective Time, Prime and Target Center shall have executed the limited liability company agreement, in the form attached hereto as Exhibit B, and any other organizational documents of Newco;

         The organizational documents of Newco are hereinafter collectively referred to as the "Organizational Documents".

1.2 Closing. The closing of the transactions contemplated by Section 1.1 (the "Closing") shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1900 Frost Bank Plaza, 816 Congress Avenue, Austin, Texas 78701, or at such other location as the parties may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date".

1.3 Assets. The term "Assets" shall mean the items listed on Schedule 1.3 attached hereto, all Permits (as hereinafter defined), all business records of Refractive Surgery (as hereinafter defined) and the Business, Working Capital (as defined in Section 3.17) of at least $25,000, all contract rights of Target Center under leases (including rights to receive returns of deposits under such leases) or contracts listed on Schedule 1.3 and all of the business and goodwill of Refractive Surgery and the Business. Each of the Sellers hereby represents and warrants that the Assets include all of the equipment, instruments, computer software used in connection with the equipment, Permits, personal property, furniture, business records and other assets of Target Center that are used primarily in or are materially relied on for the conduct of Refractive Surgery and the Business by the Target Center. Notwithstanding any provision contained herein to the contrary, the term "Assets" and "Business" shall only refer to those assets or business utilized in or related to the operations of Target Center in Austin, Texas. As used in this Agreement, "Refractive Surgery" shall mean, collectively, any current and/or future surgical procedures intended to correct refractive error, including, without limitation, myopia, hyperopia, presbyopia or astigmatism of the eye. Notwithstanding anything in this Agreement to the contrary, "Refractive Surgery" shall not include any specific procedure that, at the time the procedure is to be performed, is required in the exercise of a physician's independent professional judgment as to the individual patient, to be performed in an operating room approved by the American Association of Ambulatory Surgical Centers or Joint Commission on Accreditation of Healthcare Organizations (or any similar or successor accreditation board or body) with the capability of general anesthesia, in each instance within either an ambulatory surgical center or acute care hospital that is, in either case, licensed by the State of Texas (provided, however, that this sentence shall not in the future exclude from "Refractive Surgery" any surgical procedure that was included in the definition of "Refractive Surgery" at the Effective Time, and if any applicable future regulatory change occurs that would result in such a reclassification, the parties to this Agreement will work together to restructure the operating mechanics of their relationship in a manner that allows the operations of the Business to comply with such regulatory change and also preserves the economic benefits of the parties arising under this Agreement and the other Transaction Documents). Notwithstanding the foregoing, the following shall not be "Assets" and shall be retained by Target Center:

(a)      all activities that constitute the practice of medicine;

(b) the books of account and record books of Target Center (complete and accurate copies of which, insofar as they relate to the Business during the calendar years 1998 and 1999, shall be provided to Prime on or before the Closing Date);

(c)      Target Center's rights under this Agreement; and

(d) assets that are neither used in, nor relied on for, the conduct of Refractive Surgery.

1.4 Assumed Liabilities. At the Closing, Newco shall only assume those trade payables on open account incurred in the ordinary course of Target Center's business since February 1, 2000 from unrelated parties. Such limited assumption shall be pursuant to that certain general conveyance, assignment and transfer of assets and assumption of liabilities, attached hereto as Exhibit C (the "Assignment and Assumption Agreement") to be executed by Newco, Prime and Target Center at the Closing, effective as of the Effective Time. With respect to any lease or other contract obligations reflected on Schedule 1.4, it is agreed that Newco will only be assuming obligations thereunder which accrue after the Effective Time, and will have no responsibility whatsoever for any breaches or defaults which occurred prior to the Closing Date, or for obligations accruing prior to the Effective Time. Except for those liabilities and obligations specifically assumed by Newco as provided above, any and all debts, liabilities, and obligations of Target Center, whether known or unknown, absolute, contingent or otherwise (including, but not limited to, federal, state, and local taxes, any sales taxes, use taxes and property taxes, any taxes arising from the transactions contemplated by this Agreement and any liabilities arising from any litigation or civil, criminal or regulatory proceeding involving or related to Target Center or its business) shall remain the sole responsibility of Target Center and Target Center covenants to pay promptly all such debts and liabilities and to fulfill all such obligations as and when the same become due. Notwithstanding any provision of this Agreement, Newco and Prime do not assume any debts, obligations or liabilities of Target Center whatsoever, except for those trade payables described in the first sentence of this Section.

1.5 Payment of Purchase Price. The Purchase Price shall be paid in immediately available funds at the Closing.

ARTICLE II

                     Representations and Warranties of Prime

         Prime represents and warrants to the Sellers that each of the following matters is true and correct in all respects as of the Closing (with the understanding that the Sellers are relying materially on such representations and warranties in entering into and performing this Agreement):

2.1 Due Organization and Principal Executive Office. Prime is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Prime is a wholly-owned subsidiary of PMSI. Prime's principal executive offices are located at 1301 Capital of Texas Highway, Austin, Texas 78746.

2.2 Due Authorization. Prime has full corporate power and authority to enter into and perform this Agreement and each other agreement, instrument and document required to be executed by Prime in connection herewith. This Agreement and each other agreement, instrument, and document required herein to be executed by Prime have been duly and validly authorized, executed and delivered by Prime and constitute the valid and binding obligations of Prime enforceable against it in accordance with its terms. The execution, delivery, and performance of this Agreement and each other agreement, instrument, and document required herein to be executed by Prime will not (a) violate any federal, state, county, or local law, rule, or regulation applicable to Prime or its properties,
(b) violate or conflict with, or permit the cancellation of, any agreement to which Prime is a party or by which it or its properties are bound, (c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, Prime or (d) violate or conflict with any provision of the organizational documents of Prime. No action, consent, or approval of, or filing with, any federal, state, county, or local governmental authority is required by Prime in connection with the execution, delivery or performance of this Agreement (or any agreement, instrument or other document executed in connection herewith by Prime).

2.3 Brokers and Finders. Prime has not engaged, or caused to be incurred any liability to, any finder, broker, or sales agent (and has not paid, and will not pay, any finder's fee or similar fee or commission to any person) in connection with the execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

2.4 Claims and Proceedings. Prime is not a party to any claims, actions, suits, proceedings, or investigations, at law or in equity, before or by any court, municipal or other governmental department, commission, board, agency, or instrumentality which seeks to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof; and, to the knowledge of Prime, no such claim, action, suit, proceeding or investigation is threatened.

2.5      Investment Representations.  Prime:
         --------------------------

(a) Is an "accredited investor," and has not retained or consulted with any "purchaser representative" (as such terms are defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act")) in connection with its execution of this Agreement and the consummation of the transactions contemplated hereby;

(b) Has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in Newco;

(c) Will acquire any Newco interests for its own account for investment and not with the view toward resale or redistribution in a manner which would require registration under the Securities Act, the Texas Securities Act, as amended, or the securities laws of any other state, and it does not presently have any reason to anticipate any change in its circumstances or other particular occasion or event which would cause it to sell its Newco interests, or any part thereof or interest therein, and it has no present intention of dividing the Newco interests with others or reselling or otherwise disposing of the Newco interests or any part thereof or interest therein either currently or after the passage of a fixed or determinable amount of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance;

(d) In connection with entering into this Agreement and the Transaction Documents to which it is a party, and in making the investment decisions associated therewith, it has neither received nor relied on any representations or warranties from Newco, the Sellers, the affiliates of the foregoing or the officers, directors, shareholders, employees, partners, members, agents, consultants, personnel or similarly related parties of any of the foregoing, other than those representations and warranties contained in this Agreement;

(e) Is able to bear the economic risk of an investment in the Newco interests and it has sufficient net worth to sustain a loss of its entire investment without material economic hardship if such a loss should occur; and

(f) Acknowledges that the Newco interests have not been registered under the Securities Act, or the securities laws of any of the states of the United States, that an investment in the Newco interests involves a high degree of risk, and that the Newco interests are an illiquid investment.

         2.6 Securities Laws Compliance. Prime shall remain responsible for assuring that Newco complies with all securities laws, both state and federal, and that Newco makes all necessary disclosures as required by such securities laws.

ARTICLE III

                    Representations and Warranties of Sellers

         The Sellers each, jointly and severally, hereby represent and warrant to Prime that each of the following matters is true and correct in all respects as of the Closing Date (with the understanding that Prime is relying materially on each such representation and warranty in entering into and performing this Agreement), which representations and warranties shall also be deemed made as of the Effective Time and which shall survive the Closing:

3.1 Due Organization. Target Center is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Texas and has full power and authority to carry on its business as now conducted and as proposed to be conducted. Mann, Berkeley, Caplan and Micheletti are the only owners of Target Center, and their respective ownership interests are set forth on Schedule 3.1. No other person or entity has any right to acquire any ownership interest in Target Center. Complete and correct copies of the Articles of Organization, the Regulations, all managers' resolutions and all members' resolutions of Target Center, and all amendments thereto, have been delivered to Prime. Target Center is qualified to do business and is in good standing in the states set forth on Schedule 3.1 attached hereto, which states represent every jurisdiction where such qualification is required for the conduct of Target Center's business as conducted on the Closing Date.

3.2 Subsidiaries. Target Center does not directly or indirectly have (or possess any options or other rights to acquire) any subsidiaries or any direct or indirect ownership interests in any person, business, corporation, partnership, limited liability company, association, joint venture, trust, or other entity.

3.3 Due Authorization. Each Seller has full power and authority to enter into and perform this Agreement and each other agreement, instrument, and document required to be executed by such Seller in connection herewith. The execution, delivery, and performance of this Agreement and such other agreements, instruments, and documents have been duly authorized by all necessary action of Target Center, its managers and its members. This Agreement has been duly and validly executed and delivered by the Sellers and constitutes a valid and binding obligation of the Sellers enforceable against them in accordance with its terms. The execution, delivery, and performance of this Agreement, and each other agreement, instrument and document required herein to be executed by the Sellers does not (a) violate any federal, state, county, or local law, rule, or regulation applicable to the Sellers, the Sellers' business or the Assets, (b) violate or conflict with, or permit the cancellation of, any agreement to which any of the Sellers is a party, or by which any Seller or its properties are bound, or result in the creation of any lien, security interest, charge, or encumbrance upon any of such properties, (c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, Target Center, or (d) violate or conflict with any provision of the Articles of Organization or Regulations of Target Center. No action, consent, waiver or approval of, or filing with, any federal, state, county or local governmental authority is required by any of the Sellers in connection with the execution, delivery, or performance of this Agreement (or any agreement or other document executed in connection herewith).

3.4 Financial Statements. The unaudited balance sheet and income statement of Target Center as of and for each of the years ended December 31, 1998 and 1999, and the unaudited balance sheet and income statement of Target Center as of and for the month ended January 31, 2000 (collectively, the "Financial Statements") are attached hereto as Exhibit D. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") (except as specifically noted therein or in Schedule 3.4) and fairly present the financial position and results of operations of Target Center as of the indicated dates and for the indicated periods. Except as disclosed in
Schedule 3.4 and except to the extent specifically and fully reflected in the Financial Statements (including the notes thereto), Target Center has no liabilities of a type that would be required to be reflected as such in the Financial Statements (including the notes thereto) other than current liabilities on open account incurred in the ordinary course of business consistent with past practices. Except as set forth in Schedule 3.4 hereto, since January 1, 1999, there has been no material adverse change in the financial position, assets, results of operations, or business of Target Center.

3.5 Conduct of Business; Certain Actions. Except as set forth on Schedule 3.5 attached hereto, since January 1, 1999, Target Center has conducted its Business and operations of the Business in the ordinary course and consistent with its past practices and has not, with respect to or in a manner affecting the Business (a) purchased or retired any indebtedness from any Seller, purchased, retired, or redeemed any membership interest from any Seller, or engaged in any other transaction that involves or requires distributions of money or other assets from Target Center to any Seller if such other transaction is not done in the ordinary course of business and is not consistent with past practices of Target Center, (b) increased the compensation of any of the Sellers or of any officers, employees, agents, contractors, vendors or other parties, except for wage and salary increases made in the ordinary course of business and consistent with the past practices of Target Center, (c) made capital expenditures exceeding $2,000 individually or $5,000 in the aggregate, (d) sold any asset (or any group of related assets) in any transaction (or series of related transactions) in which the purchase price or book value for such asset (or group of related assets) exceeded $2,000, (e) discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, other than current liabilities incurred and paid in the ordinary course of business,
(f) made or guaranteed any loans or advances to any party whatsoever, (g) suffered or permitted any lien, security interest, claim, charge, or other encumbrance to arise or be granted or created against or upon any of its assets, real or personal, tangible or intangible, (h) canceled, waived, or released any of Target Center's debts, rights, or claims against third parties, (i) amended its Articles of Organization or Regulations, (j) made or paid any severance or termination payment to any employee or consultant, (k) made any change in its method of accounting, (l) made any investment or commitment therefor in any person, business, corporation, association, partnership, limited liability company, joint venture, trust, or other entity, (m) made, entered into, amended, or terminated any written employment contract, created, made, amended, or terminated any bonus, stock option, pension, retirement, profit sharing, or other employee benefit plan or arrangement, or withdrawn from any
"multi-employer plan" (as defined in the Internal Revenue Code of 1986, as amended (the "Code")) so as to create any liability under ERISA (as hereinafter defined) to any person or entity, (n) amended, terminated or experienced a termination of any material contract, agreement, lease, franchise, or license to which it is a party, (o) made any distributions, in cash or in kind, to the Sellers, its owners, or to any person or entity related to or affiliated therewith, in any capacity, except such distributions as are made in the ordinary course of Target Center's business consistent with past practices, (p) entered into any other material transactions except in the ordinary course of business, (q) entered into any contract, commitment, agreement, or understanding to do any acts described in the foregoing clauses (a)-(p) of this Section, (r) suffered any material damage, destruction, or loss (whether or not covered by insurance) to any assets, (s) experienced any strike, slowdown, or demand for recognition by a labor organization by or with respect to any of its employees, or (t) experienced or effected any shutdown, slow-down, or cessation of any operations conducted by, or constituting part of, Target Center.

3.6 Ownership of Assets; Licenses, Permits, etc. Target Center has good and marketable title to all of the Assets listed on Schedule 1.3 free and clear of all liens, security interests, claims and encumbrances of any kind whatsoever, except for those encumbrances specifically set forth on Schedule 3.6. The Assets include all property and assets, real, personal and mixed, tangible and intangible, including leases and other contracts, which are required for, or used in connection with, the operation of Target Center as currently conducted. The Assets are in good operating condition and repair, subject to ordinary wear and tear, taking into account the respective ages of the properties involved and are adequate for the conduct of Target Center's business. Attached hereto as
Schedule 3.6 is a list and description of all federal, state, county, and local governmental licenses, certificates, certificates of need, permits, waivers, filings and orders held or applied for by Target Center and used or relied on (or to be used or relied on) in connection with the Assets or the Business ("Permits"). Target Center has complied in all material respects, and Target Center is in compliance in all material respects, with the terms and conditions of any such Permits. To the best knowledge of Sellers, no additional Permit is required from any federal, state, county, or local governmental agency or body thereof in connection with the conduct of the business of Target Center. No claim has been made by any governmental authority (and, to the knowledge of the Sellers, no such claim has been threatened) to the effect that a Permit not possessed by Target Center is necessary in respect of the business conducted by Target Center. All of the Permits noted on the attached Schedule 3.6 are freely assignable to Prime and Newco.

3.7      Environmental Issues.
         --------------------

(a) For purposes of this Agreement, the term "environmental laws" shall mean all laws and regulations relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release, of any pollutant, contaminant, chemical, or industrial toxic or hazardous substance or waste, and any order related thereto, affecting the Assets or the Business.

(b) Target Center has complied in all material respects with and obtained all authorizations and made all filings required by all applicable environmental laws. During Target Center's operation and ownership of the properties occupied or used by Target Center, such properties, to the best knowledge of Sellers, have not been contaminated with any hazardous wastes, hazardous substances, or other hazardous or toxic materials in violation of any applicable environmental law, the violation of which could have a material adverse impact on the business or financial position of Target Center.

(c) Target Center has not received any notice from the United States Environmental Protection Agency that it is a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act ("Superfund Notice"), any citation from any federal, state or local governmental authority for non-compliance with its requirements with respect to air, water or environmental pollution, or the improper storage, use or discharge of any hazardous waste, other waste or other substance or other material pertaining to its business ("Citations") or any written notice from any private party alleging any such non-compliance; and there are no pending or unresolved Superfund Notices, Citations or written notices from private parties alleging any such non-compliance.

3.8 Intellectual Property Rights. There are no patents, trademarks, trade names, or copyrights, and no applications therefor, owned by or registered in the name of Target Center or in which Target Center has the sole right, license, or interest. Target Center is not a party to any license agreement, either as licensor or licensee, with respect to any patents, trademarks, trade names, or copyrights. Target Center has not received any notice that it is infringing any patent, trademark, trade name, or copyright of others. Target Center and its affiliates may continue to use any such intellectual property, as permitted by this Agreement, and any such intellectual property is irrevocably licensed for use royalty free by Target Center and its affiliates to Newco.

3.9 Compliance with Laws. With respect to the Assets and the Business, Target Center has complied in all material respects, and Target Center is in compliance in all material respects, with all federal, state, county, and local laws, rules, regulations and ordinances currently in effect. No claim has been made or threatened by any governmental authority against Target Center to the effect that the business conducted by Target Center fails to comply in any respect with any law, rule, regulation, or ordinance.

3.10 Insurance. Attached hereto as Schedule 3.10 is a list of all policies of fire, liability, business interruption, and other forms of insurance (including, without limitation, professional liability insurance) and all fidelity bonds held by or applicable to Target Center at any time within the past three (3) years, which schedule sets forth in respect of each such policy the policy name, policy number, carrier, term, type of coverage, deductible amount or self-insured retention amount, limits of coverage, and annual premium. To the knowledge of Sellers, no event directly relating to Target Center has occurred which will result in a retroactive upward adjustment of premiums under any such policies or which is likely to result in any prospective upward adjustment in such premiums. There have been no material changes in the type of insurance coverage maintained by Target Center during the past three (3) years, including without limitation any change which has resulted in any period during which Target Center had no insurance coverage. Excluding insurance policies which have expired and been replaced, no insurance policy of Target Center has been canceled within the last three (3) years and no threat has been made to cancel any insurance policy of Target Center within such period.

3.11 Employee Benefit Matters. Except as set forth on Schedule 3.11, Target Center does not maintain nor does it contribute nor is it required to contribute to any "employee welfare benefit plan" (as defined in section 3(1) of the Employee Retirement Income Security Act of 1974 (and any sections of the Code amended by it) and all regulations promulgated thereunder, as the same have from time to time been amended ("ERISA")) or any "employee pension benefit plan" (as defined in ERISA). Target Center does not presently maintain and has never maintained, or had any obligation of any nature to contribute to, a "defined benefit plan" within the meaning of the Code.

3.12 Contracts and Agreements. Attached hereto as Schedule 3.12 is a list of all written or oral contracts, commitments, leases, and other agreements (including, without limitation, all promissory notes, loan agreements, and other evidences of indebtedness, mortgages, deeds of trust, security agreements, pledge agreements, service agreements, and similar agreements and instruments and all confidentiality agreements) that relate to or affect the Assets or the Business, to which Target Center is a party or by which Target Center or its properties are bound, pursuant to which the obligations thereunder of any party thereto are, or are contemplated as being, in respect of any such individual contracts, commitments, leases, or other agreements during any year during the term thereof, $25,000 or greater, or which are otherwise material to the business of Target Center (collectively the "Contracts" and individually, a "Contract"). Target Center is not and, to the best knowledge of Sellers, no other party thereto is in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by Target Center or, to the best knowledge of Sellers, by any other party thereto) under any Contract. Target Center has not waived any material right under any Contract, and no consents or approvals (other than those obtained in writing and delivered to Prime prior to Closing) are required under any Contract in connection with the sale of the Assets or the consummation of the transactions contemplated hereby. Target Center has not guaranteed any obligation of any other person or entity.

3.13 Claims and Proceedings. Attached hereto as Schedule 3.13 is a list and description of all claims, actions, suits, proceedings, and investigations pending or, to the knowledge of the Sellers, threatened against Target Center that affect or relate to the Assets or the Business, at law or in equity, or before or by any court, municipal or other governmental department, commission, board, agency, or instrumentality. Except as set forth on Schedule 3.13 attached hereto, none of such claims, actions, suits, proceedings, or investigations will result in any liability or loss to Target Center which (individually or in the aggregate) is material, and Target Center has not been, and Target Center is not now, subject to any order, judgment, decree, stipulation, or consent of any court, governmental body, or agency. No inquiry, action, or proceeding has been asserted, instituted, or threatened against Target Center to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof.

3.14 Taxes. All federal, foreign, state, county, and local income, gross receipts, excise, property, franchise, license, sales, use, withholding, and other tax (collectively, "Taxes") returns, reports, and declarations of estimated tax (collectively, "Returns") which were required to be filed by Target Center on or before the date hereof have been filed within the time (including any applicable extensions) and in the manner provided by law, and all such Returns are true and correct in all material respects and accurately reflect the Tax liabilities of Target Center. All Taxes, assessments, penalties, and interest which have become due pursuant to such Returns have been paid or adequately accrued in the Financial Statements. The provisions for Taxes reflected on the balance sheet contained in the Financial Statements are adequate to cover all of Target Center's estimated Tax liabilities for the respective periods then ended and all prior periods. As of the Closing Date, Target Center will not owe any Taxes for any period prior to the Closing which are not reflected on the Financial Statements, except for Taxes attributable to the operations of Target Center between the Effective Time and the Closing Date. Target Center has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes. There are no pending or threatened claims, assessments, notices, proposals to assess, deficiencies, or audits (collectively, "Tax Actions") against Target Center with respect to any Taxes owed or allegedly owed by Target Center. There are no tax liens on any of the assets of Target Center. Proper and accurate amounts have been withheld and remitted by Target Center from and in respect of all persons from whom it is required by applicable law to withhold for all periods in compliance with the tax withholding provisions of all applicable laws and regulations. Target Center is not a party to any tax sharing agreement.

3.15 Personnel. Attached hereto as Schedule 3.15 is a list of names and current annual rates of compensation of the officers, employees or agents of Target Center who have been employed in the operation of the Business or who utilize (or are necessary for the utilization of) the Assets (the "Employees"). Except as set forth on Schedule 3.15, there are no bonus, profit sharing, percentage compensation, company automobile, club membership, and other like benefits, if any, paid or payable by Target Center to any Employees from January 1, 1999 through the Closing Date. Schedule 3.15 attached hereto also contains a brief description of all material terms of employment agreements and confidentiality agreements to which Target Center is a party and all severance benefits which any director, Employee or sales representative of Target Center is or may be entitled to receive. Target Center has delivered to Prime accurate and complete copies of all such employment agreements, confidentiality agreements, and all other agreements, plans, and other instruments to which Target Center is a party and under which its employees are entitled to receive benefits of any nature. Sellers have no knowledge of any pending or threatened (i) labor dispute or union organization campaign relating to Target Center, (ii) claims against Target Center or the Sellers by any employees of Target Center (other than those certain Workers' Compensation claims specifically described on Schedule 3.13), or (iii) terminations, resignations or retirements of any employees of Target Center. None of the employees of Target Center are represented by any labor union or organization. There is no unfair labor practice claim against Target Center before the National Labor Relations Board or any strike, labor dispute, work slowdown, or work stoppage pending or threatened against or involving Target Center.

3.16 Business Relations. The total number of Refractive Surgery procedures performed at the Target Center, the number of Refractive Surgery procedures performed by each Physician at the Target Center, and the number of Refractive Surgery procedures performed by others at the Target Center, in each case for calendar years 1998 and 1999, are as set forth on Schedule 3.16. Sellers have no reason to believe and have not been notified that any supplier or customer of Target Center will cease or refuse to do business with Target Center or Newco in the same manner as previously conducted with Target Center as a result of or within one (1) year after the consummation of the transactions contemplated hereby, to the extent such cessation or refusal might affect the Assets or the Business. Target Center has not received any notice of any disruption (including delayed deliveries or allocations by suppliers) in the availability of the materials or products used by Target Center.

3.17 Working Capital. Except as set forth on Schedule 3.17 attached hereto, all of the accounts, notes, and loans receivable (the "Accounts Receivable") reflected in the Financial Statements, or arising since January 31, 2000, arose from transactions occurring in the ordinary course of Target Center's business as previously conducted, are bona fide and represent amounts validly due, subject to offsets or defenses. Except for accounts payable and other accrued expenses incurred in the ordinary course of Target Center's business since January 31, 2000 and consistent with past practices of Target Center, there are no material liabilities of Target Center other than those reflected in the Financial Statements. Adequate provision has been made for uncollectible Accounts Receivable. Through the Closing Date, Target Center has collected its Accounts Receivable and has paid or performed all liabilities and obligations of Target Center in the ordinary course, consistent with past practices. As of the Closing Date, the amount of Working Capital (as hereinafter defined) of Target Center included in the Assets shall not be less than $25,000. For purposes of this Agreement, "Working Capital" means the difference between (i) cash, cash equivalents, prepaid expenses and Accounts Receivable less than sixty (60) days old and (ii) accounts payable and other liabilities and payment obligations due in the following twelve (12) months, all as determined in accordance with GAAP.

3.18 Agents. Except as set forth on Schedule 3.18 attached hereto, Target Center has not designated or appointed any person (other than Target Center's employees, officers and directors) or other entity to act for it or on its behalf pursuant to any power of attorney or any agency which is presently in effect.

3.19 Indebtedness To and From Members, Managers and Employees. Target Center does not owe any indebtedness to any of the Sellers or any of its officers, managers or employees or have indebtedness owed to it from any of the Sellers or any of its officers, managers or employees, excluding indebtedness for travel advances or similar advances for expenses incurred on behalf of and in the ordinary course of business of Target Center and consistent with Target Center's past practices. As of the Effective Time and the Closing Date all amounts due Target Center from any of the Sellers or any officer, manager or employee of Target Center (or any of their family members) shall have been repaid in full.

3.20 Commission Sales Contracts. Except as disclosed in Schedule 3.20 attached hereto, Target Center does not employ or have any relationship, related to or arising out of the Assets or the Business, with any individual, corporation, partnership, or other entity whose compensation from Target Center is in whole or in part determined on a commission basis.

3.21 Certain Consents. Except as set forth on Schedule 3.21 attached hereto, there are no consents, waivers, or approvals required to be executed and/or obtained by any Sellers from third parties (including, without limitation, the spouses of any Seller) in connection with the execution, delivery, and performance of this Agreement or any of the other contracts, documents, instruments or agreements to be entered into in connection with or as contemplated by this Agreement (all of which are collectively referred to as the "Transaction Documents").

3.22 Brokers. No Seller has engaged, or caused any liability to be incurred to, any finder, broker, or sales agent (or has paid, or will pay, any finders fee or similar fee or commission to any person) in connection with the execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

3.23 Interest in Competitors,  Suppliers, and Customers.  Except as set forth on
Schedule 3.23 attached hereto, no Seller or any affiliate of any Seller, and to the knowledge of Sellers no officer, manager or employee of Target Center or any affiliate of any officer, manager or employee of Target Center, has any ownership interest in any competitor, customer or supplier of Target Center or any property used in the operation of the business of Target Center.

3.24 Warranties. Except as set forth on Schedule 3.24, Target Center has not made any warranties or guarantees to third parties with respect to any products sold or services rendered by it, other than implied warranties. Except as set forth on Schedule 3.24 attached hereto, no claims for breach of product or service warranties have been made against Target Center.

3.25 No Defaults. No Seller is aware of any breach or default by any other Seller of any of the representations, warranties, covenants or agreements contained herein.

3.26     Investment Representations.  Each Seller:
         --------------------------

(a) Is an "accredited investor," and has not retained or consulted with any "purchaser representative" (as such terms are defined in Rule 501 of Regulation D promulgated under the Securities Act in connection with its execution of this Agreement and the consummation of the transactions contemplated hereby;

(b) Has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment by Target Center in Newco;

(c) Will acquire its direct or indirect Newco interests for its own account for investment and not with the view toward resale or redistribution in a manner which would require registration under the Securities Act, the Texas Securities Act, as amended, or the securities laws of any other state, and Sellers do not presently have any reason to anticipate any change in their respective circumstances or other particular occasion or event which would cause such Seller to sell its Newco interests, or any part thereof or interest therein, and Sellers have no present intention of dividing the Newco interests with others or reselling or otherwise disposing of the Newco interests or any part thereof or interest therein either currently or after the passage of a fixed or determinable amount of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance;

(d) In connection with entering into this Agreement and the Transaction Documents to which each Seller is a party, and in making the investment decisions associated therewith, Sellers have neither received nor relied on any representations or warranties from Newco, Prime, PMSI, the affiliates of the foregoing or the officers, directors, shareholders, employees, partners, members, agents, consultants, personnel or similarly related parties of any of the foregoing, other than those representations and warranties contained in this Agreement;

(e) Is able to bear the economic risk of an investment in the Newco interests and it has sufficient net worth to sustain a loss of its entire investment without material economic hardship if such a loss should occur; and

(f) Acknowledges that the Newco interests have not been registered under the Securities Act, or the securities laws of any of the states of the United States, that an investment in the Newco interests involves a high degree of risk, and that the Newco interests are an illiquid investment.

ARTICLE IV

                                    Covenants

4.1 Name Change. For so long as (i) any of the Sellers remain obligated under this Agreement, including, without limitation, obligations arising under Section 8.6, or, (ii) the Management Agreement has not been terminated (other than a termination by Newco for cause as described therein), Newco may operate within the Restricted Areas (as hereinafter defined) under the name "Mann Berkeley Caplan Laser Center of Austin," or names similar thereto. At all times, Sellers shall own such name and it shall remain their exclusive property. The Sellers hereby grant to Newco, Prime, and PMSI the irrevocable, royalty free license to use such name in connection with the business of Newco, in connection with the business of Prime and PMSI as such business relates to the business of Newco, and in connection with any Retained Business (as hereinafter defined) as to which the PMSI Option (as hereinafter defined) is exercised. At, or within thirty (30) days after, the Closing Date, the Sellers shall no longer use such name or any name deceptively similar to such name in the Restricted Areas (as defined in Section 8.4)(provided, however, the use of such name or deceptively similar name by Newco shall not be deemed a violation by Sellers of this covenant). Sellers and their affiliates may continue to use the name, or parts thereof, outside the Restricted Areas.

     4.2 Cooperation Relating to Financial Statements. Sellers agree to cooperate with Prime in its preparation of any financial statements of Target Center and Newco which Prime or its affiliates may be required by any applicable law to prepare.

4.3 Member and Manager Action. The Sellers each agree to vote their interests in Target Center, and to take such actions as may be necessary in their capacity as managers of Target Center, to authorize and direct Target Center to perform all of its obligations under this Agreement and under the Organizational Documents and Transaction Documents to which it is a party. Furthermore, Sellers each agree that, until such time as none of the Sellers owns any ownership interest in Newco, none of them will, without obtaining the prior written consent of Prime (and then only as allowed pursuant to the Transfer Restriction Agreement described in Section 4.5 below), (i) authorize the issuance of any additional membership interest in Target Center to any third party, or (ii) transfer, assign, or otherwise dispose of any membership interest of Target Center owned or controlled by any of the Sellers.

4.4 Capital Contributions. The parties agree that no party shall be required to make any capital contribution to Newco following the Closing, including, without limitation, for purposes of providing working capital; provided, however, that this sentence shall not affect any party's obligations under Article VI with respect to any breach of the representations or warranties made by that party under this Agreement.

4.5 Ownership Interest Transfer Restriction Agreement. Each of the Sellers agrees that it, and its spouse(if any), will execute, on or prior to the Closing, the Membership Interest Transfer Restriction Agreement, in substantially the form attached hereto as Exhibit E (the "Transfer Restriction Agreement"), that imposes certain limitations and conditions on the sale, transfer, assignment or other disposition of any interest that is directly or indirectly owned or controlled by such party in Target Center or the subsidiaries or affiliates of Target Center.

4.6 Insurance. Newco agrees to maintain, for five (5) years after the Closing Date, a prior acts insurance policy providing insurance coverage for Newco and for Refractive Surgery procedures performed prior to the Closing Date at the Austin, Texas facility of Target Center, of the same scope, in the same or greater amounts and subject to the same or smaller deductibles as the Target Center's insurance in effect immediately prior to the Closing Date.

     4.7 Management Agreement. Newco and MBEC shall execute, on or prior to the Closing, the Management Agreement, in substantially the same form as attached hereto as Exhibit F (the "Management Agreement").


         4.8 Other Parties. Without the express written consent of Sellers, Prime (through its control of Newco) will not allow LASIK Investors, L.L.C., a Delaware limited liability company ("LASIK") or Barnet Dulaney Eye Center, P.L.L.C., an Arizona professional limited liability company ("BDEC"), or any of the current (as of the Effective Date) or any former owners of either LASIK or BDEC to become involved in or exercise any control or influence over Newco, nor will Prime sell, convey or otherwise transfer, all, or any portion, of its ownership interest in Newco to LASIK, BDEC, or any current or former owners of either LASIK or BDEC. If LASIK or BDEC, or any of their affiliates, merge with Prime in a merger wherein Prime is not the surviving entity, or otherwise acquire greater than fifty percent (50%) of the voting equity securities of Prime, Sellers and Target Center shall have the right (but not the obligation) to terminate this Agreement, and MBEC shall have the right (but not the obligation) to terminate the Management Agreement, within six (6) months of the effective date of such merger or acquisition of control by giving thirty (30) days prior written notice to Prime (or Prime's successor) of such termination. Nothing herein shall be construed as to prohibit or restrict any current (as of the Effective Date) or former physician owner of LASIK or BDEC from serving on the Board of Directors of PMSI, and fully participating as a board member.

ARTICLE V

                              Conditions to Closing

     5.1 Prime's Closing Obligations. At the Closing, Prime shall (each of which is a condition to the obligations of each Seller to Close):

(a)      pay the Purchase Price to Target Center;

(b)      ensure that the Warrants are delivered to Target Center;

(c)      ensure  that  the  Incidental   Registration   Rights   Agreement,   in
         substantially the same form as attached hereto as Exhibit G (the "Rights Agreement"), is executed and delivered to Target Center;

(d) execute and deliver the Assignment and Assumption Agreement and the Organizational Documents to which it is a party; and

(e) deliver such good standing certificates, officer certificates, and similar documents and certificates as counsel for Target Center may reasonably require.

     5.2 Sellers Closing Obligations. At the Closing, each Seller shall (each of which is a condition to the obligations of Prime to Close):

(a) execute and deliver each Transaction Document required to be executed by it pursuant to this Agreement;

(b)      cause MBEC to execute and deliver the Management Agreement; and

(c) deliver such good standing certificates, officer certificates, and similar documents and certificates as counsel for Prime may reasonably require.

5.3 Newco's Closing Obligations. At the Closing, Newco shall execute and deliver the Assignment and Assumption Agreement, the Management Agreement and such good standing certificates, officer certificates, and similar documents and certificates as counsel for Prime or any of the Sellers may reasonably require.

ARTICLE VI

                       Indemnification of Prime and Newco

6.1 Indemnification of Prime and Newco. The Sellers and MBEC, each jointly and severally, agree to indemnify and hold harmless Prime, each subsidiary and/or affiliate of Prime (including, without limitation, PMSI), and, following the Closing, Newco, and each officer, director, and employee of Prime and each subsidiary and affiliate of Prime, and affiliate of Prime and, following the Closing, Newco (collectively, the "Prime Indemnified Parties"), from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs and attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, "Indemnified Costs") in connection with the commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a "third-party action") which any of the Prime Indemnified Parties may sustain, arising out of (a) any breach or default by any Seller of any of the representations, warranties, covenants or agreements contained in this Agreement or any Transaction Document (including, without limitation, the Organizational Documents and the Management Agreement), (b) any obligation or liability of Target Center not assumed by Newco pursuant to the Assignment and Assumption Agreement, or (c) any obligations or liabilities with respect to any claims arising out of actions or omissions by any Seller prior to Closing, or actions or omissions by any Seller after Closing that are not related to the business or management of Newco, or actions or omissions by any Seller that are a breach of a fiduciary duty. With respect to indemnification for Indemnified Costs arising solely out of the breach, default, action or omission of a
Physician or Micheletti, the Prime Indemnified Parties shall not seek indemnification under this Section from any Physician or Micheletti who did not cause, allow or contribute to such breach, default, action or omission that gave rise to the Indemnified Costs; provided, however, in all such cases the Prime Indemnified Parties will be able to seek indemnity jointly and severally from MBEC and Target Center, in addition to the Physician or Micheletti whose breach, default, action or omission gave rise to the Indemnified Costs. For all indemnity obligations arising pursuant to this Section, the Prime Indemnified Parties will demand payment first from MBEC and Target Center, but if MBEC and Target Center fail or refuse to pay such indemnity obligation, then the Prime Indemnified Parties may seek indemnity from the Physicians or Micheletti, as any of them may be liable under the provisions of this Section.

6.2 Defense of Third-Party Claims. A Prime Indemnified Party shall give prompt written notice to Sellers of the commencement or assertion of any third party action in respect of which such Prime Indemnified Party shall seek indemnification hereunder. Any failure so to notify Sellers shall not relieve Sellers from any liability that they may have to such Prime Indemnified Party under this ARTICLE unless the failure to give such notice materially and adversely prejudices Sellers. Sellers shall have the right to assume control of the defense of, settle, or otherwise dispose of such third-party action on such terms as it deems appropriate; provided, however, that:

(a) The Prime Indemnified Party shall be entitled, at his, her, or its own expense, to participate in the defense of such third-party action;

(b) Sellers shall obtain the prior written approval of the Prime Indemnified Party, which approval shall not be unreasonably withheld, before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such third-party action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Prime Indemnified Party;

(c) Sellers shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the execution and delivery of a release from all liability in respect of such third-party action by each claimant or plaintiff to, and in favor of, each Prime Indemnified Party; and

(d) Sellers shall not be entitled to control (but shall be entitled to participate at their own expense in the defense of), and the Prime
         Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any third-party action as to which Sellers fail to assume the defense within thirty (30) days; provided, however, that the Prime Indemnified Party shall make no settlement, compromise, admission, or acknowledgment which would give rise to liability (other than liability to Prime Indemnified Parties under this Agreement) on the part of Sellers or Target Center, without the prior written consent of Sellers.

(e) Sellers shall make payments of all amounts required to be made pursuant to the foregoing provisions of this ARTICLE to or for the account of the Prime Indemnified Party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due and payable, provided that the Prime Indemnified Party has agreed in writing to reimburse Sellers for the full amount of such payments if the Prime Indemnified Party is ultimately determined not to be entitled to such indemnification.

(f) The parties hereto shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this ARTICLE and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

6.3 Security.  Without limiting or adversely affecting the rights of Prime under
Section 8.11, and in order to secure full and prompt payment of the obligations of each of the Sellers under this ARTICLE, Target Center hereby grants to Prime a continuing security interest in and to distributions it may be entitled to receive at any time after the Closing in respect of any ownership interest held by it in Newco. In connection with the grant of a security interest contained in this Section, each Seller agrees (i) to execute all documents, agreements, instruments and certificates, and to take such other actions, as are necessary in order to cause Target Center to fully evidence and perfect such security interest, and (ii) that it, for a period of five (5) years after the Closing, will not, without obtaining the express prior written consent of Prime in each instance, grant or assign to any person or entity rights of any nature in the distributions covered by the security interest granted in this Section, irrespective of whether such rights are to be senior or subordinate to the rights granted under this Section.

ARTICLE VII

                           Indemnification of Sellers

7.1  Indemnification  of Sellers.  Prime agrees to indemnify  and hold  harmless
Sellers and Newco (collectively, the "Seller Indemnified Parties") from and against any and all Indemnified Costs in connection with the commencement or assertion of any third party action which any of Seller Indemnified Parties may sustain, arising out of any breach or default by Prime of any of the representations, warranties, covenants or agreements contained in this Agreement or any Transaction Document (including, without limitation, the Organizational Documents).

7.2 Defense of Third-Party Claims. A Seller Indemnified Party shall give prompt written notice to Prime of the commencement or assertion of any third party action in respect of which such Seller Indemnified Party shall seek indemnification hereunder. Any failure so to notify Prime shall not relieve Prime from any liability that it may have to such Seller Indemnified Party under this ARTICLE unless the failure to give such notice materially and adversely prejudices Prime. Prime shall have the right to assume control of the defense of, settle, or otherwise dispose of such third-party action on such terms as it deems appropriate; provided, however, that:

(a) The Seller Indemnified Party shall be entitled, at his or its own expense, to participate in the defense of such third-party action;

(b) Prime shall obtain the prior written approval of the Seller Indemnified Party, which approval shall not be unreasonably withheld, before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such third-party action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Seller Indemnified Party;

(c) Prime shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the execution and delivery of a release from all liability in respect of such third-party action by each claimant or plaintiff to, and in favor of, each Seller Indemnified Party; and

(d) Prime shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Seller Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any third-party action as to which Prime fails to assume the defense within thirty (30) days; provided, however, that the Seller Indemnified Party shall make no settlement, compromise, admission, or acknowledgment which would give rise to liability (other than liability to Seller Indemnified Parties under this Agreement) on the part of Prime without the prior written consent of Prime.

(e) Prime shall make payments of all amounts required to be made pursuant to the foregoing provisions of this ARTICLE to or for the account of the Seller Indemnified Party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due and payable, provided that the Seller Indemnified Party has agreed in writing to reimburse Prime for the full amount of such payments if the Seller Indemnified Party is ultimately determined not to be entitled to such indemnification.

(f) The parties hereto shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this ARTICLE and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

ARTICLE VIII

                             Post Closing Agreements

8.1 Transition of Business. Each Seller agrees to cooperate fully with Prime and Newco in transitioning the business conducted, and business relationships maintained by, Target Center prior to the Closing, to Newco after the Closing; and each Seller agrees not to take any action or make any disclosure which a reasonable person would expect to adversely alter or impair any relationship with any customer, or other service recipient, person or entity which did business with Target Center prior to the Closing. Each Seller agrees to promptly remit to Newco any payments received by Target Center or any Seller for services provided by Target Center after the Effective Time or by Newco after the Closing. Furthermore, Sellers agree to deposit any such payments received directly to a deposit account designated and controlled by Newco or to take such other action as may be requested by Prime to implement and maintain a system for remitting payments due Newco which come into the possession or control of Target Center or any Seller.

8.2 Ratification by Newco. Prime and Target Center agree that by executing this Agreement they are deemed to be voting their ownership interests in Newco to authorize Newco to enter into and perform this Agreement and each of the Transaction Documents to which it is a party. Prime and Target Center agree to execute such resolutions and written consents, and take such other actions, in their capacities as members of Newco, as any party shall reasonably require after the Closing to have Newco ratify and adopt this Agreement, notwithstanding the official date of Newco's creation.

8.3 Confidentiality Agreement. Each Seller acknowledges that through its relationship with Newco, it will be exposed to Proprietary Information (as defined below) of Newco and/or each of Newco's present or future affiliates (which includes, without limitation, Prime, PMSI and each of their present or future affiliates, but excludes, for purposes of this Section, each Seller) (the party owning such Proprietary Information is referred to as the "Discloser"), that such Proprietary Information is unique and valuable and that such Discloser would suffer irreparable injury if its Proprietary Information were divulged to those in competition with Discloser. "Proprietary Information" shall be all information concerning Discloser which a party acquires, or to which it has access through its relationship with Discloser or Newco that has not been publicly disclosed by Discloser or that is not a matter of common knowledge among Discloser's competitors, including, but not limited to, information relating to any inventions, processes, software, formulae, plans, devices, compilations of information, technical data, mailing lists, management strategies, business distribution methods, names of suppliers (of both goods and services) and customers, names of employees and terms of employment, arrangements entered into with suppliers and customers, including, but not limited to, proposed expansion plans of Discloser, marketing and other business and pricing strategies, and trade secrets of Discloser.

         Except with prior written approval of Discloser, each Seller agrees that it will not, at any time after the Closing: (i) directly or indirectly, disclose any Proprietary Information to any person except its owners, directors, managers, officers, employees, agents and consultants who need to know such Proprietary Information in connection with such party's relationship with Newco nor (ii) use Proprietary Information in any way, except for the purposes of Newco.

         Within forty-eight (48) hours of termination of its ownership (directly, or indirectly through Target Center) interest in Newco, as applicable, whether voluntary or involuntary, each Seller will deliver to the appropriate Discloser (without retaining copies thereof) all documents, records or other memorializations including copies of documents and any notes which it has prepared that contain Proprietary Information, all other tangible Proprietary Information in its possession or control and all of Discloser's credit cards, keys, equipment, vehicles, supplies and other materials that are in its possession or under its control.

         Notwithstanding any other provision of this Section, to the extent any Proprietary Information is owned exclusively by Newco, Newco hereby grants an irrevocable, royalty free license to Prime, PMSI, each of Prime's or PMSI's present or future affiliates, and each Seller and their present or future affiliates, to use and disseminate such Proprietary Information.

8.4 Seller Non-Competition Agreement. As a material inducement to Prime to enter into this Agreement, each Seller hereby agrees that, until the earlier of the termination of the Management Agreement (other than a termination by Newco for cause as described therein) or five (5) years after the Closing Date, each Seller will not directly or indirectly, either through any kind of ownership (other than ownership of securities of a publicly held corporation of which it owns less than one percent (1%) of any class of outstanding securities), or as a principal, shareholder, agent, employer, advisor, consultant, co-partner or in any individual or representative capacity whatever, either for its own benefit or for the benefit of any other person, corporation or other entity, without the prior written consent of Newco and Prime, commit any of the following acts, which acts shall be considered violations of this covenant not to compete:

(a) Directly or indirectly, within the "Restricted Areas" (as hereinafter defined) engage in, or provide any services related to, (i) the operating of Refractive Surgery centers, (ii) the manufacture, maintenance, refurbishing, repair, sale, or leasing of any equipment related to or necessary for the operating of Refractive Surgery centers, or (iii) providing any management services, training or consulting services related to any of the activities described in (i) or (ii);

(b) Directly or indirectly provide Refractive Surgery services, including without limitation, Refractive Surgery patient services, Refractive Surgery management services, Refractive Surgery marketing services, or similar services, anywhere within the Restricted Areas.

(c) Directly or indirectly request or advise any person, firm, physician, corporation or other entity having a business relationship with Newco, Prime or any affiliate or related entity of either of them, to withdraw, curtail, or cancel its business with Newco, Prime or such affiliate or related entity, including, without limitation, marketing efforts and activities outside the Restricted Areas whose targeted audience includes (in whole or in part) any potential any potential Refractive Surgery customers inside the Restricted Areas; or

(d) Directly or indirectly hire any employee of Newco, Prime or any affiliate or related entity of either of them, or induce or attempt to influence any employee of Newco, Prime or any such affiliate or related entity to terminate his or her employment with Newco, Prime or any such affiliate or related entity. No employees, contract physicians or staff of MBEC shall be considered to be working for an "affiliate" of Newco.

         For purposes hereof,  the "Restricted  Areas" are anywhere within forty
(40) miles of (i) Target Center's location at 2600 Via Fortuna, Suite 400, Austin, Texas 78746. The covenants in this Section 8.4 shall terminate if Newco terminates the Management Agreement (other than a termination by Newco for cause as described therein).

8.5 Prime Non-Competition Agreement. As a material inducement to Seller to enter into this Agreement, Prime hereby agrees that, until five (5) years after the Closing Date, neither Prime nor any of its affiliates will directly or indirectly, either through any kind of ownership (other than ownership of securities of a publicly held corporation of which it owns less than one percent (1%) of any class of outstanding securities), or as a principal, shareholder, agent, employer, advisor, consultant, co-partner or in any individual or representative capacity whatever, either for its own benefit or for the benefit of any other person, corporation or other entity, without the prior written consent of Newco and Seller, directly or indirectly hire any employee of Newco, Seller or any affiliate or related entity of either of them, or induce or attempt to influence any employee of Newco, Seller or any such affiliate or related entity to terminate his or her employment with Newco, Seller or any such affiliate or related entity.

8.6 Exclusive Use. Except as expressly otherwise provided below, during the term of this Agreement, each Physician hereby agrees that, without the prior written consent of both Newco and Prime, each Physician will perform, and will direct all other medically trained or licensed medical professionals under the direction or control of Physician to perform, all services related to Refractive Surgery for patients residing or domiciled within the Austin, Texas metropolitan area only at the facilities of, and using the equipment of, Newco.

         Mann and Caplan each agree, until the expiration of the fifth (5th) anniversary of the Closing Date, to manage and operate Newco, and perform Refractive Surgery, in a manner consistent with the management and operation of, and their respective performance of Refractive Surgery at, Target Center in 1999. Berkeley agrees, until the expiration of the second (2nd) anniversary of the Closing Date, to manage and operate Newco, and perform Refractive Surgery, in a manner consistent with the management and operation of, and his performance of Refractive Surgery at, Target Center in 1999. Each Physician agrees, for so long as he remains obligated under the immediately preceding two (2) sentences of this paragraph, to perform Refractive Surgery, or cause Refractive Surgery to be performed by a physician employed by or affiliated with MBEC, at the facilities of Newco on at least forty-two (42) separate days in the aggregate during each calendar year, including a minimum of three (3) days each month, subject to patient volume. Each Physician agrees, for so long as he remains obligated under this paragraph of Section 8.6, to devote sufficient business time and attention, and to use his best efforts, to create and maintain sufficient patient volume to satisfy his obligations under this Section 8.6.

         For so long as the Management Agreement is in effect, MBEC shall compensate the Physicians for all procedures performed at the facilities of Newco pursuant to this Agreement.

         The obligations under this Section shall not apply to any Refractive Surgery to be paid for, or reimbursed by, Medicare, Medicaid, Champus, or any other state or federal health care program, or in any other instance where the operation of this Agreement would constitute a violation of applicable law.

8.7 Right of First Refusal. Each Seller and MBEC represent and warrant to Prime and PMSI that as of the Effective Time it does not operate, manage, or have any direct or indirect ownership interest in, any entity that owns, operates, or manages any Refractive Surgery center (currently existing or proposed), other than as set forth on Schedule 8.7 which, together with any Refractive Surgery center, business or operation developed or acquired after the Effective Time as permitted under the terms of this Agreement, shall be referred to herein as the "Retained Businesses." Sellers and MBEC shall give Prime prompt written notice of establishing or acquiring any Refractive Surgery center after the Effective Time for so long as the Management Agreement, or any extension thereof, is in force (this obligation will not terminate, however, upon a termination of the Management Agreement, or any extension thereof, by Newco for cause as described therein, but shall continue to the benefit of Prime). Sellers and MBEC agree that PMSI is hereby granted a right of first refusal (the "PMSI Option") pursuant to which PMSI or one of its direct or indirect subsidiaries may, in its sole discretion and for so long as the Management Agreement, or any extension thereof, is in force (the PMSI Option will not terminate, however, upon a termination of the Management Agreement, or any extension thereof, by Newco for cause as described therein, but shall continue to the benefit of PMSI), and without any obligation to do so, acquire from Sellers, MBEC, or the Retained Businesses, as the case may be, at the price offered by (and upon the same terms applicable to) any third party offer, all or a portion of the ownership interest, business or assets of a Retained Business then held by Sellers, the Retained Business or MBEC, prior to any sale, conveyance, encumbrance or other transfer of the Retained Business, or any assets thereof or interest therein, in whole or in part, to any third party (including without limitation any interest dilution that occurs due to the issuance of any new ownership or other interests in a Retained Business). The foregoing right of first refusal shall not apply to any sale or transfer of a minority ownership interest to a physician or a current full time employee of MBEC, provided that no such permitted transfer shall be allowed if it results in the Sellers, or any of them, owning in the aggregate less than 51% of the outstanding ownership interests (both as to voting rights and rights to income and distributions) of the Retained Business in question. If the Sellers, or any of them, own in the aggregate less than 51% of the outstanding ownership interests (both as to voting rights and rights to income and distributions) of a particular Retained Business, then no transfers shall be permitted that are subject to PMSI's right of first refusal.

          All parties hereto acknowledge and agree that it would be impractical to exercise an option to purchase arising pursuant to this Section 8.7 whenever the proposed consideration to be received by the Sellers or MBEC is other than cash, cash equivalents or stock of publicly traded companies. Therefore, the parties agree that no transfer shall be permitted whenever the consideration to be received from the proposed transferee is other than cash, cash equivalents or stock of publicly traded companies. Upon receiving any such third party offer, Sellers or MBEC shall give prompt written notice thereof to PMSI. Following its receipt of such notice, PMSI shall have thirty (30) days to exercise the PMSI Option, and Sellers and MBEC agree that Sellers and MBEC may not take any action with respect to the third party offer until PMSI has either provided written notice of its intent not to exercise the PMSI Option, or the thirty (30) day period has expired without any election by PMSI to exercise the PMSI Option. The closing of any purchase and sale pursuant to an exercise of the PMSI Option shall occur within 30 business days following such exercise, and the purchase price shall be paid in identical form as shall have been set forth in the notice of third party offer. In connection with any exercise of the PMSI Option by PMSI, Sellers and MBEC shall deliver all agreements, documents, instruments and certificates, and take such other action, as may be reasonably necessary in order to consummate the purchase and sale contemplated in this Section, and PMSI or its designated purchasing subsidiary shall receive the acquired interest free and clear of any liens, claims or encumbrances. The parties agree that any acquisition pursuant to exercise of the PMSI Option shall be accomplished through an asset purchase, unless the parties otherwise agree.

8.8 Compliance with Applicable Law. In accordance with Texas Business & Commerce Code Section 15.50 (the "Applicable Statutory Provision"), this Agreement hereby provides for the following:

(a) each Physician shall not hereby be denied access to any list of his patients whom he has seen or treated;

(b) each Physician shall not hereby be denied access to medical records of his patients upon authorization of the patient, and any copies of such medical records obtained or possessed by Prime or Newco shall be provided to the Physician for a reasonable fee as established by the Texas State Board of Medical Examiners under Section 5.08(o), Medical Practice Act (Article 4495b, Vernon's Texas Civil Statutes);

(c) access to any such list of patients or to any such patients' medical records referred to in (a) or (b) above, shall not require such list or records to be provided in a format different than that by which such records are maintained, except by the mutual consent of Newco and the applicable Physician;

(d) each Physician shall be entitled to buy out his performance of obligations arising under Section 8.6 of this Agreement (but only such obligations as is necessary in order for this Agreement to comply with the Applicable Statutory Provision) for One Half of the Purchase Price, less any amounts paid pursuant to Section 8.10 hereof; provided, however, that in order for such buy out to be effective, the Physician must also convey his entire equity interest in Newco to Prime, unencumbered; and

(e) the Physician shall not hereby be prohibited from providing continuing care and treatment to a specific patient or patients during the course of an acute illness.

         Each Physician agrees that the buy out amount set forth in this Section
8.8 is a reasonable price and represents a fair value for his performance of his obligations hereunder. Physicians and Prime have each elected to utilize such reasonable price in lieu of arbitration pursuant to the Applicable Statutory Provision.

8.9 Agreement. Each Seller has reviewed and carefully considered the provisions of Sections 8.3, 8.4, 8.6, 8.7 and 8.8 and, having done so, agrees that the restrictions applicable to it as set forth therein (a) are fair and reasonable with respect to time, geographic area and scope, (b) are not unduly burdensome to them, and (c) are reasonably required for the protection of the interests of the other parties hereto for whose benefit such restrictions were agreed upon.

8.10 Remedies. Each Seller agrees that a violation on its part of any applicable covenant contained in Sections 8.3, 8.4, 8.6 or 8.7 will cause the other parties hereto for whose benefit such restrictions were agreed upon irreparable damage for which remedies at law may be insufficient, and for that reason, Seller agrees that the other parties shall be entitled as a matter of right to equitable remedies, including specific performance and injunctive relief, therefor. The right to specific performance and injunctive relief shall be cumulative and in addition to whatever other remedies, at law or in equity, that the other parties may have, including, specifically, recovery of liquidated damages pursuant to this Section and any other additional damages.

         Without limiting the indemnity provisions of Articles VI or VII of this Agreement, the parties hereto agree that in the event a claim for damages resulting from a breach of warranty or failure of a representation under Article II or Article III of this Agreement is made against a party to this Agreement, the party alleged to have breached this Agreement shall be provided, if possible, with a reasonable opportunity to cure any breach of a warranty under this Agreement. No remedy shall be afforded to any party to this Agreement for any failure of a representation or warranty under this Article that is not material (as defined in Section 9.9).

8.11 Right of Offset. Each Seller agrees that Newco shall have rights of offset against distributions to each Seller in respect of any ownership interest such Seller may have in Newco at any time following the Closing, for any and all debts, obligations or liabilities that such Seller may have to Prime or PMSI, including, without limitation, any liability arising out of or relating to such Seller's indemnity obligations under this Agreement or any Transaction Document. Each Seller hereby authorizes and directs Newco, and appoints Newco as its attorney in fact, to withhold and pay such offset amounts to Prime and to take all other actions necessary to make such payment. Newco hereby agrees to promptly remit any and all such offset amounts to Prime upon request.

         8.12 Termination. This Agreement, including, but not limited to, the obligations contained in this Article VIII (but excluding Article VI and Article
VII), shall terminate upon the termination of the Management Agreement (other than a termination by Newco for cause as described therein); provided that in no event shall the provisions of Article VI and Article VII terminate.

ARTICLE IX

                                  Miscellaneous

9.1 Collateral Agreements, Amendments, and Waivers. This Agreement (together with the documents delivered pursuant hereto) supersedes all prior documents, understandings, and agreements, oral or written, relating to this transaction and constitutes the entire understanding among the parties with respect to the subject matter hereof. Any modification or amendment to, or waiver of, any provision of this Agreement (or any document delivered pursuant to this Agreement unless otherwise expressly provided therein) may be made only by an instrument in writing executed by each party thereto.

9.2 Successors and Assigns. No party's rights or obligations under this Agreement may be assigned without the prior written consent of all parties hereto, except that Prime may assign its rights and obligations hereunder to any entity, more than fifty percent (50%) of the voting equity ownership interests of which is at the time owned, directly or indirectly, by PMSI. Any assignment in violation of the foregoing shall be null and void. Subject to the preceding sentences of this Section, the provisions of this Agreement (and, unless otherwise expressly provided therein, of any document delivered pursuant to this Agreement) shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

9.3 Expenses. Except as set forth in the following sentence, regardless of whether the transactions contemplated hereby are consummated, each party hereto shall pay all of its costs and expenses incurred by it in connection with this Agreement, including the fees and disbursements of its legal counsel and accountants. The costs and expenses incurred by Prime associated specifically with the formation and documentation of Newco, including legal fees and expenses for drafting the Organizational Documents, shall be paid or reimbursed to Prime by Newco, but not to exceed $2,000 in any event.

9.4 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

9.5 Waiver. No failure or delay on the part of any party in exercising any right, power, or privilege hereunder or under any of the documents delivered in connection with this Agreement shall operate as a waiver of such right, power, or privilege; nor shall any single or partial exercise of any such right, power, or privilege preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

9.6 Notices. Any notices required or permitted to be given under this Agreement (and, unless otherwise expressly provided therein, under any document delivered pursuant to this Agreement) shall be given in writing and shall be deemed received (a) when delivered personally or by courier service to the relevant party at its address as set forth below or (b) if sent by mail, on the third day following the date when deposited in the United States mail, certified or registered mail, postage prepaid, to the relevant party at its address indicated below:

Prime:                                 Prime RVC, Inc.
                                       1301 Capital of Texas Highway
                                       Suite C-300
                                       Austin, Texas  78746
                                       Attention:  President

with a copy to:                        Mr. Timothy L. LaFrey
                                       Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                       816 Congress Avenue, Suite 1900
                                       Austin, Texas  78701

Sellers:                               Mann Berkeley Eye Center
with a copy to:                        Donald R. Looper
                                       Looper, Reed, Mark & McGraw
                                       1300 Post Oak Blvd.
                                       Suite 2000
                                       Houston, Texas 77056

Each party may change its address for purposes of this Section by proper notice to the other parties.

9.7 Survival of Representations, Warranties, and Covenants. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations, and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing.

9.8 Further Assurances. At, and from time to time after, the Closing, each party shall, at the request of another party, but without further consideration, execute and deliver such other instruments of conveyance, assignment, assumption, transfer and delivery and take such other action as such party may reasonably request in order more effectively to consummate the transactions contemplated hereby.

9.9 Construction, Knowledge and Materiality. This Agreement and any documents or instruments delivered pursuant hereto or in connection herewith shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments. For purposes of this Agreement, whenever there are references to "material" or "materially," such terms shall be deemed to mean an economic impact exceeding $5,000 with respect to the fact or matter being referred to or described. As used herein, "day" or "days" refers to calendar days unless otherwise specified in each instance. When the term "knowledge" is used in this Agreement in reference to (i) Prime, it shall mean such items as are within the actual knowledge of Ken Shifrin, Joe Jenkins, Cheryl Williams and John Hedrick and (ii) Target Center, it shall mean such items as are within the actual knowledge of any Seller or any managerial employee of Target Center who becomes an employee of Newco after the Closing.

     9.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

9.11 Arbitration. Any controversy between the parties regarding this Agreement and any claims arising out of this Agreement or its breach shall be submitted to arbitration by either party. The arbitration proceedings shall be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted in Dallas, Texas and the arbitrator shall have the right to award actual damages and attorney fees and costs, but shall not have the right to award punitive, exemplary or consequential damages against either party.

9.12 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Any party hereto may execute this Agreement by signing any one counterpart.

9.13 Post Effective Time Adjustments. The parties acknowledge and agree that Target Center has, prior to the Closing Date, been receiving revenues, making disbursements and incurring payables and receivables pursuant to the operations of Target Center in the ordinary course, including without limitation paying payroll, payroll taxes, trade vendors and other expenses. Target Center will promptly account for all such activity and the parties agree that Newco or Target Center, as applicable, will reimburse the other for any net amounts due with respect to such post Effective Time activity.

                                SIGNATURE PAGE TO

                             CONTRIBUTION AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PRIME:                                           PRIME RVC, INC.

                                      By: __________________________________
                                      Printed Name:  _________________________
                                      Title:   ________________________________

NEWCO:                                           PRIME MBC, L.L.C.

                                      By: __________________________________
                                      Printed Name:  _________________________
                                      Title:   ________________________________

TARGET CENTER:                                   MBC HOLDING COMPANY, L.L.C.

                                      By: __________________________________
                                      Printed Name:  _________________________
                                      Title:   ________________________________

                                        ======================================
                                        ======================================

MBEC:                                        MANN BERKELEY EYE CENTER, P.A.

                                      By: __________________________________
                                      Printed Name:  _________________________
                                      Title:   ________________________________

                                TABLE OF EXHIBITS

Exhibit A         Form of Warrant

Exhibit B         Limited Liability Company Organizational Documents of Newco

Exhibit C         Form of Assignment and Assumption Agreement

Exhibit D         Financial Statements of Target Center

Exhibit E         Form of Transfer Restriction Agreement

Exhibit F         Form of Management Agreement

Exhibit G         Form of Incidental Registration Rights Agreement